UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  May 10, 2006

GFR PHARMACEUTICALS INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-27959	77-0517964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Suite 11405 - 201A Street, Maple Ridge, British Columbia		V2X 0Y3
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (604) 460-8440

Not applicable
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2006, GFR Pharmaceuticals Inc. (“GFRP”) signed a Letter of Intent (the “LOI”) with Danzig, Ltd. (“Danzig”) and Richard Pierce, the president of GFR Pharmaceuticals Inc.

Pursuant to the terms of the LOI, the parties agreed that GFRP would acquire a 100% interest in Pallane Medical Pty, Ltd. by issuing approximately 16 million restricted common shares to the shareholders of Pallane Medical Pty, Ltd. in exchange for their shares in Pallane Medical Pty, Ltd. or the two companies will merge together to form one new company. The final amount of shares to be issued as consideration and the form of transaction have not yet been determined. If the form of the transaction is a share exchange, then the 16 million restricted shares of common stock will be restricted pursuant to Regulation S under the Securities Act of 1933. After the issuance of these 16 million restricted shares and the issuance of 2,521,000 restricted shares to Danzig and affiliates of Pallane Medical Pty, Ltd. for consulting services, the shareholders and affiliates of Pallane Medical Pty, Ltd. will own approximately 93% of GFRP’s then outstanding shares of common stock.

The acquisition of or merger with Pallane Medical Pty, Ltd. is subject to the following conditions:

1.	Danzig has until May 31, 2006 to complete its due diligence on GFRP.
2.	Danzig will nominate someone to be appointed to the board of directors of GFRP.
3.	The Board of Directors of GFRP and both GFR Pharma, Inc. and GFR Health, Inc. (collectively, the “Subsidiaries”) will approve the transactions.
4.	GFRP will eliminate all of its material liabilities prior to closing.
5.	Richard Pierce will sell 200,000 shares of common stock to Danzig or its nominee for the purchase price of $350,000.
6.
Effective on closing, the current directors and officers of GFRP will resign as directors and officers of the Company after nominating individuals selected by Danzig or its designee, to fill the vacancies thereby created.

7.
GFRP will file a Schedule 14F-1 with the Securities & Exchange Commission pursuant to Rule 14f-1 under the Exchange Act in order to provide advance notice of a change of the majority of directors on the Board of GFRP.

8.	At the closing GFRP will issue an aggregate 2,521,000 restricted common shares to Danzig and affiliates of Pallane Medical Pty, Ltd. and/or their designees for consulting services fully rendered.
9.	All of the debt owed by the Subsidiaries to GFRP will be settled with shares for debt for an amount of consideration to be negotiated by the parties.
10.
All of the shares of the Subsidiaries will be sold to Richard Pierce or his nominee for the release of all claims by Richard Pierce for reimbursement and/or indemnity for funds earned or advanced to the Subsidiaries by Richard Pierce, and for lines of credit for the Subsidiaries that have been guaranteed by Pierce.

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All of these conditions are currently in the process of being satisfied or are being negotiated between the parties. The transactions contemplated in the LOI are anticipated to be closed by June 26, 2006, unless extended in writing and agreed upon by the parties.

GFRP currently has 1,079,940 shares of common stock issued and outstanding, which are quoted on the OTCBB under the symbol “GFRP”. As a result of the transactions contemplated by the LOI, there will be a change in control of GFRP.

See Exhibit 10.1 - Letter of Intent attached to this Current Report for more details.

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.1, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibits 10.1 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Letter of Intent dated May 1, 2006 among GFR Pharmaceuticals Inc., Danzig, Ltd., and Richard Pierce	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, GFR Pharmaceuticals Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

GFR PHARMACEUTICALS INC.

Dated: May 10, 2006                               By:/s/ Richard Pierce
Richard Pierce - President

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EXHIBIT 10.1

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DANZIG, LTD.

PRIVILEGED AND CONFIDENTIAL

LETTER OF INTENT

May 1, 2006

Richard Pierce
c/o Suite 11405 - 201A Street
Maple Ridge, British Columbia

GFR Pharmaceuticals, Inc.
c/o Suite 11405 - 201A Street
Maple Ridge, British Columbia

Re: Sale of Shares in GFR Pharmaceuticals Inc. (“GFRP”)

Dear Richard Pierce,

I understand that you and/(or your associates) are the principal shareholder(s) of GFR Pharmaceuticals Inc. (“GFRP” or the “Company”) a Nevada corporation, which is a public corporation that has approximately 18 registered shareholders, and is looking for combination with an operating business. You have offered to sell 200,000 shares out of the total of 570,000 shares in the Company which you own or control for the cash sum of $350,000, as part of the transactions outlined herein. There are currently a total of 1,079,940 shares outstanding.

By this Letter of Intent, Danzig, Ltd. (“Danzig”) is accepting your offer, subject to the terms and conditions set out below:

1.	At the closing the Board of Directors of GFRP will appoint Danzig’s nominees to the Board of Directors as additional directors of GFRP.

2.
The Board of Directors will approve after appropriate review (with Pierce abstaining) the settlement of debt with GFR Pharma Ltd. and will approve the acceptance of shares of the capital stock of GFR Pharma Ltd., as full payment of said GFR Pharma Ltd. debt.

3.
The Board of Directors will approve after appropriates review (with Pierce abstaining) the sale of all the shares in the capital of both GFR Pharma Ltd. and GFR Health Ltd. to Richard Pierce or his nominee, for $1.00 in hand, and the release of all claims by Richard Pierce for reimbursement and/or indemnity for funds earned or advanced to the Company’s subsidiaries by Richard Pierce, and for lines of credit for the Company’s subsidiaries which have been guaranteed by Pierce.

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4.	Danzig and The 124 Group, Inc. and/or their designees, will purchase 200,000 shares from Richard Pierce for the purchase price of US$350,000 at the closing .

5.
The Board of Directors will also unanimously approve the issuance of 1,260,500 restricted common shares to Danzig and 1,260,500 common shares to The 124 Group, Inc., and/or their designees for consulting services fully rendered, at the closing.

6.
At the closing Danzig will cause to be delivered a cashier’s check for $350,000, or such other form of payment as accepted by Richard Pierce, concurrent with Pierce’s endorsement of 200,000 shares of currently outstanding common stock over to the Buyers.

7.
Upon completion of the closing of the transactions, the current directors and the Company’s management will resign as directors and officers of the Company after nominating individuals selected by Danzig or its designee, to fill the vacancies thereby created.

8.	The Board of Directors will thereafter promptly prepare and file the necessary United States Securities and Exchange Commission filings, including any required Form 8-K.

9.	Immediately upon signing this LOI, Danzig and Danzig’s Buyer will have 30 days for completion of due diligence.

10.
Upon signing this LOI and the completion of Danzig’s and its Buyer’s due diligence, Danzig will cause to be delivered a US$25,000 refundable deposit for the purchase price of the shares, which will be deposited with Davis & Associates in its attorney’s trust account, to be held as a deposit, and to be applied toward the purchase price pursuant to the terms of this LOI.

11.
On or before May 26, 2006, Danzig will cause to be deposited US$325,000 with Davis & Associates in its attorney’s trust account, which will represent the balance of the purchase price for the Shares and which will be held in trust until the earlier of (a)closing, or (b) the termination of this LOI.

12.	The Closing date for all transactions will be June 26, 2006, unless extended in writing and agreed upon by the parties.

13.
This LOI will terminate immediately and be of no further force or effect if Danzig or its Buyer is not satisfied with the results of its due diligence, and all monies on deposit shall be returned to the entity which put the funds on deposit.

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14.
During the 30 days between this date and the closing, you will provide to Danzig and attorneys for its Buyer to whom it may resell certain of the shares received, a copy of all corporate books, records and documents for review, as part of Danzig’s and Buyer’s due diligence. This will specifically include, but not by way of limitation, the Articles, Bylaws and the original Minute Books and a current shareholder list for the Company.

15.
You will instruct the Company’s outside CPA’s and attorneys to interface with Danzig and its Buyer, and their advisers, to provide all information about the Company and answer all questions to the best of their knowledge.

16.
Danzig’s Buyer will conduct a diligence review of the Company, and may contact directly, or through Agents, the Company’s officers, directors, attorneys, outside CPA’s, existing creditors, and potential creditors, in connection with this review.

17.	The Company will have no liabilities at closing.

18.
Danzig and Danzig’s Buyer must each approve the condition of the Company, as a condition precedent to Buyer’s obligations to go forward and close the transaction. If Danzig or Danzig’s Buyer or The 124 Group, Inc. disapproves the condition of the Company, this LOI shall automatically terminate and be of no further force or effect.

19.
Prior to closing, attorneys for Danzig’s Buyer will prepare a detailed representation Agreement, which shall contain the representations and warranties Pierce will be required to make as an officer on behalf of the Company, and as the Seller of the shares, which representations are to be to the best of his knowledge.

20.
All press releases and public announcements regarding the transaction contemplated by this LOI will be agreed to and prepared jointly by GFR and Danzig, unless GFR is required by law to disseminate a news release, in which case GFR will use its best efforts to implement any comments from Danzig.

21.	We shall each bear our own costs associated with the transaction contemplated by this LOI.

22.	During the period of due diligence review, Pierce agrees not to offer the shares for sale to anyone else, nor to provide any information to any other potential buyer for his shares in the Company.

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23.
The operating company that will be merged into the Company after the close, (or acquired in a stock for stock exchange), will be Pallane Medical Pty, Ltd., (or perhaps its US parent). Upon consummation of the acquisition of Pallane Medical, there will be 18,000,000 shares outstanding. If for any reason another company other then Pallane Medical, or its US parent, is proposed to be acquired by the Company, Pierce shall first approve in writing such other company after receiving full disclosure about it, and if he does not do so, this LOI shall be of no further force or effect.

If the above terms are acceptable, please sign below, whereby this shall become a binding agreement between us.

Very truly yours,

Danzig, Ltd.
By: __/s/ Elliot Foxcroft__________________

Name: Elliot Foxcroft

Agreed and Accepted as of the dated written herein:

Richard Pierce, Individually: ______/s/ Richard Pierce_________
Date:

GFR PHARMACEUTICALS , Inc.

By: Richard Pierce ______/s/ Richard Pierce_________
Title: Chairman & CEO
Date:

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